    PTC ANNOUNCES FISCAL FIRST QUARTER 2020 RESULTS; Delivers a Solid Start to Fiscal 2020 BOSTON, MA, Jan 22, 2020 - PTC (NASDAQ: PTC) today reported financial results for its fiscal first quarter ended December 28, 2019. “PTC continued to see solid demand for our product development and digital transformation technologies across all major geographies. Sales execution was strong in the quarter, and our partner ecosystem continued to expand our global reach,” said James Heppelmann, President and CEO, PTC. “PTC is entering this new decade with a robust portfolio that positions us to deliver an impressive combination of growth and profitability. We see a lot of momentum in the core CAD and PLM business, while our IOT and AR businesses continue to generate very strong growth,” continued Heppelmann. “The addition of Onshape brings the industry’s only multi-tenant SaaS platform into our portfolio, providing significant new opportunities for companies who want to reap the benefits of developing products in a fully cloud-based environment,” concluded Heppelmann. First quarter 2020 highlights1 Key operating and financial highlights are set forth below. For additional details, please refer to the prepared remarks and financial data tables that have been posted to the Investor Relations section of our website at investor.ptc.com.  ARR was $1.16 billion. Growth of 11% compared to Q1’19 reflects solid performance in our Growth and Core product groups, and in our global channel.  Cash flow from operations was $8 million in Q1’20. Free cash flow was $3 million and adjusted free cash flow was $12 million, compared to negative free and adjusted free cash flow in Q1’19. On a trailing twelve-month basis, free cash flow growth was 27%, and adjusted free cash flow growth was 34% in Q1’20, compared to Q1’19.   Operating margin was 9% in Q1’20 on a GAAP basis compared to 9% in Q1’19; Q1’20 non- GAAP operating margin was 26%, compared to 24% in Q4’19, and 27% in Q1’19.  Total cash, cash equivalents, and marketable securities as of the end of Q1’20 was $294 million; total debt, net of deferred issuance costs, was $1.12 billion. Fiscal 2020 Outlook “Given our solid Q1 performance, our visibility into the remainder of fiscal 2020, and favorable foreign exchange rates, we are raising our guidance ranges for ARR, Adjusted Free Cash Flow, Revenue and EPS,” said Kristian Talvitie, EVP and CFO, PTC.                                                         1 We include operating and non-GAAP financial measures in our operational highlights. We revised the definition of ARR on September 5, 2019. The detailed definitions of these items and reconciliations of Non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release. 1

Fiscal 2020 Guidance

Our fiscal 2020 financial outlook includes the following general considerations:

- Guidance includes the financial contribution from the recently completed Onshape acquisition.
- Operating expenses are expected to grow roughly 9%, slightly elevated due to the Onshape acquisition.
- Allows for potential impact of moderate weakening of macroeconomic conditions.
- GAAP tax rate is expected to be 15%, 500 bps lower than previous guidance due to accounting related to the Onshape acquisition. Non-GAAP tax rate remains 19%.
- Reflects operating cash flow of $245 million to $265 million.

In millions except per share amounts	Guidance	YoY
ARR	$1,270 - $1,295	14% - 16%
Free cash flow (1)	$218 - $238	(1%) - 8%
Adjusted free cash flow (1)	$260 - $280	6% - 14%
Revenue	$1,445 - $1,525	15% - 21%
GAAP Operating Margin	11% - 15%	600 - 1000 bps
Non-GAAP Operation Margin (2)	26% - 29%	600 - 900 bps
GAAP EPS	$0.71 - $1.23	NM
Non-GAAP EPS (2)	$2.15 - $2.65	31% - 62%

(1) Free cash flow and adjusted free cash flow exclude capital expenditures of $27 million. Adjusted free cash flow also excludes restructuring payments of $42 million.

(2) The FY'20 non-GAAP guidance excludes the estimated expense items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected).

In millions	FY'20
Acquisition-related charges	$7
Restructuring charges	$30
Intangible asset amortization expense	$56
Stock-based compensation expense	$116
Total Estimated Pre-Tax GAAP adjustments	$209

PTC's Fiscal First Quarter 2020 Results Conference Call, Prepared Remarks and Data Tables

Prepared remarks and financial data tables have been posted to the Investor Relations section of our website at ptc.com. The Company will host a conference call to discuss results at 5:00 pm ET on Wednesday, January 22, 2020.

To access the live webcast, we recommend you visit PTC's Investor Relations website at investor.ptc.com 15 minutes before the scheduled start time to download any necessary audio or plug-in software.

To participate in the live conference call, dial 773-799-3757 or 800-857-5592 and provide the passcode PTC. The call will be recorded, and replay will be available for 10 days following the call by dialling 800-308-7858 and entering the passcode 1308. The archived webcast will also be available on PTC's Investor Relations website.

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    PTC Inc. UNAUDITED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) Three Months Ended December 28, December 29, 2019 2018 Revenue: Recurring revenue$ 305,368 $ 251,438 Perpetual license 8,998 41,805 Professional services 41,744 41,446 Total revenue (1) 356,110 334,689 Cost of revenue 87,405 77,352 Gross margin 268,705 257,337 Operating expenses: Sales and marketing (2) 107,604 104,218 Research and development (2) 65,308 60,782 General and administrative (2) 44,557 37,864 Amortization of acquired intangible assets 6,777 5,936 Restructuring and headquarters charges, net 14,034 18,493 Total operating expenses 238,280 227,293 Operating income 30,425 30,044 Other expense, net (11,394) (9,621) Income before income taxes 19,031 20,423 Benefit for income taxes (16,424) (562) Net income$ 35,455 $ 20,985 Earnings per share: Basic $ 0.31 $ 0.18 Weighted average shares outstanding 115,190 118,323 Diluted$ 0.31 $ 0.18 Weighted average shares outstanding 115,691 119,638 (1) See supplemental financial data for revenue by license, support, and professional services. (2) See supplemental financial data for additional information about stock-based compensation. 3

    PTC Inc. SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION (in thousands, except per share data) Revenue by license, support and services is as follows: Three Months Ended December 28, December 29, 2019 2018 License revenue (1) $ 123,430 $ 105,322 Support and cloud services revenue 190,936 187,921 Professional services revenue 41,744 41,446 Total revenue$ 356,110 $ 334,689 (1) License revenue includes the portion of subscription revenue allocated to license. The amounts in the income statement include stock-based compensation as follows: Three Months Ended December 28, December 29, 2019 2018 Cost of revenue$ 3,043 $ 3,111 Sales and marketing 7,452 9,722 Research and development 6,932 4,900 General and administrative 10,509 11,674 Total stock-based compensation$ 27,936 $ 29,407 4

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended December 28, 2019	Three Months Ended December 29, 2018
GAAP revenue	$ 356,110	$ 334,689
Fair value adjustment of acquired deferred subscription revenue	-	66
Fair value adjustment of acquired deferred services revenue	-	207
Non-GAAP revenue	$ 356,110	$ 334,962
GAAP gross margin	$ 268,705	$ 257,337
Fair value adjustment of acquired deferred revenue	-	273
Fair value adjustment to deferred services cost	-	(85)
Stock-based compensation	3,043	3,111
Amortization of acquired intangible assets included in cost of revenue	6,799	6,717
Non-GAAP gross margin	$ 278,547	$ 267,353
GAAP operating income	$ 30,425	$ 30,044
Fair value adjustment of acquired deferred revenue	-	273
Fair value adjustment to deferred services cost	-	(85)
Stock-based compensation	27,936	29,407
Amortization of acquired intangible assets included in cost of revenue	6,799	6,717
Amortization of acquired intangible assets	6,777	5,936
Acquisition-related and other transactional charges included in general and administrative	7,129	419
Restructuring charges, net	14,034	16,586
Headquarters relocation charges	-	1,907
Non-GAAP operating income (1)	$ 93,100	$ 91,204
GAAP net income	$ 35,455	$ 20,985
Fair value adjustment of acquired deferred revenue	-	273
Fair value adjustment to deferred services cost	-	(85)
Stock-based compensation	27,936	29,407
Amortization of acquired intangible assets included in cost of revenue	6,799	6,717
Amortization of acquired intangible assets	6,777	5,936
Acquisition-related and other transactional charges included in general and administrative	7,129	419
Restructuring charges, net	14,034	16,586
Headquarters relocation charges	-	1,907
Income tax adjustments (2)	(31,966)	(14,855)
Non-GAAP net income	$ 66,164	$ 67,290
GAAP diluted earnings per share	$ 0.31	$ 0.18
Fair value adjustment of acquired deferred revenue	-	-
Stock-based compensation	0.24	0.25
Amortization of acquired intangibles	0.12	0.11
Acquisition-related and other transactional charges	0.06	-
Restructuring charges, net	0.12	0.14
Headquarters relocation charges	-	0.02
Income tax adjustments	(0.28)	(0.12)
Non-GAAP diluted earnings per share	$ 0.57	$ 0.56

(1) Operating margin impact of non-GAAP adjustments:

	Three Months Ended December 28, 2019	Three Months Ended December 29, 2018
GAAP operating margin	8.5%	9.0%
Fair value adjustment of acquired deferred revenue	0.0%	0.1%
Fair value adjustment to deferred services cost	0.0%	0.0%
Stock-based compensation	7.8%	8.8%
Amortization of acquired intangibles	3.8%	3.8%
Acquisition-related and other transactional charges	2.0%	0.1%
Restructuring charges, net	3.9%	5.0%
Headquarters relocation charges	0.0%	0.6%
Non-GAAP operating margin	26.1%	27.2%

(2) We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2020 and 2019 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above.

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PTC Inc. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) December 28, September 30, 2019 2019 ASSETS Cash and cash equivalents$ 237,017 $ 269,579 Marketable securities 57,480 57,435 Accounts receivable, net 344,412 372,743 Property and equipment, net 105,171 105,531 Goodwill and acquired intangible assets, net 1,872,059 1,408,128 Lease assets, net (1) 165,484 - Other assets 498,204 451,172 Total assets$ 3,279,827 $ 2,664,588 LIABILITIES AND STOCKHOLDERS' EQUITY Deferred revenue$ 368,089 $ 396,632 Debt, net of deferred issuance costs 1,124,345 669,134 Lease obligations (1) 225,263 - Other liabilities 314,313 396,824 Stockholders' equity 1,247,817 1,201,998 Total liabilities and stockholders' equity$ 3,279,827 $ 2,664,588 (1) In the first quarter of 2020, we adopted Accounting Standards Update 2016-02, Leases (Topic 842). 6

    PTC Inc. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) Three Months Ended December 28, December 29, 2019 2018 Cash flows from operating activities: Net income$ 35,455 $ 20,985 Stock-based compensation 27,936 29,407 Depreciation and amortization 19,588 20,053 Accounts receivable 34,314 24,025 Accounts payable and accruals (15,522) (37,132) Deferred revenue (34,952) (21,820) Income taxes (42,702) (21,668) Other (16,605) 7,364 Net cash provided by operating activities 7,512 21,214 Capital expenditures (4,707) (30,332) Acquisition of businesses, net of cash acquired (1) (467,749) (69,556) Borrowings (payments) on debt, net 455,000 135,000 Costs associated with issuance of common stock - (4,640) Payments of withholding taxes in connection with vesting of stock-based awards (22,849) (33,788) Contingent consideration - (1,575) Other financing & investing activities (1,968) (1,324) Foreign exchange impact on cash 1,991 2,041 Net change in cash, cash equivalents, and restricted cash (32,770) 17,040 Cash, cash equivalents, and restricted cash, beginning of period 270,689 261,093 Cash, cash equivalents, and restricted cash, end of period$ 237,919 $ 278,133 Three Months Ended December 28, December 29, 2019 2018 Cash provided by operating activities 7,512 21,214 Capital expenditures (4,707) (30,332) Free cash flow 2,805 (9,118) Restructuring payments (2) 3,268 8,283 Acquisition-related payments 6,422 - Adjusted free cash flow 12,495 (835) (1) In the three months ended December 28, 2019, we acquired Onshape for $468 million, net of cash acquired. In the three months ended December 29, 2018, we acquired Frustum for $70 million, net of cash acquired. (2) Restructuring payments include lease payments associated with exited facilities. 7

    Important Disclosures Important Information About Our Non-GAAP Financial Measures PTC provides non-GAAP supplemental financial information to its financial results. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non- GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on our financial results and such items often recur. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results. Non-GAAP revenue, non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: fair value of acquired deferred revenue, fair value adjustment to deferred services cost, stock-based compensation, amortization of acquired intangible assets, acquisition-related and other transactional charges included in general and administrative costs, restructuring and headquarters relocation charges, and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. Free Cash Flow and Adjusted Free Cash Flow - PTC also provides information on “free cash flow” and “adjusted free cash flow” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return approximately 50% of our free cash flow to shareholders via stock repurchases. As a reminder, we suspended the share repurchase program for FY’20. Free cash flow is net cash provided by (used in) operating activities less capital expenditures; adjusted free cash flow is free cash flow excluding restructuring payments, certain acquisition-related payments and certain identified non-ordinary course payments. Free cash flow and adjusted free cash flow are not measures of cash available for discretionary expenditures. Constant Currency Change Metric - We present CC information for revenue, EPS, ARR, and FCF to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations. To present CC revenue, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2019, rather than the actual exchange rates in effect during that period. 8

    Operating Measures ARR - To help investors understand and assess the success of our subscription transition, we provide an ARR operating measure. On September 5, 2019, we revised the ARR definition. ARR represents the annualized value of our portfolio of recurring customer arrangements as of the end of the reporting period, including subscription software, cloud, and support contracts. This is a change from our prior definition where ARR for a quarter was calculated by dividing the portion of non-GAAP software revenue attributable to subscription and support under ASC 605 for the quarter by the number of days in the quarter and multiplying by 365. We believe ARR is a valuable operating metric to measure the health of a subscription business because it captures expected subscription and support cash generation from new customers, existing customer expansions and includes the impact of churn (gross churn net of pricing). Because this measure represents the annualized value of recurring customer contracts as of the end of a reporting period, ARR does not represent revenue or billings for any particular period or remaining revenue that will be recognized in future periods. Forward-Looking Statements Statements in this press release that are not historic facts, including statements about our future financial and growth expectations and targets, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may deteriorate due to, among other factors, the geopolitical environment, including the focus on technology transactions with non-U.S. entities and potential expanded prohibitions, and ongoing trade tensions and tariffs; our businesses, including our Internet of Things (IoT), Augmented Reality and Onshape businesses, may not expand and/or generate the revenue we expect if customers are slower to adopt those technologies than we expect or adopt competing technologies; bookings associated with minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers; we may be unable to generate sufficient operating cash flow to repay the Onshape debt when or as we expect or to return 50% of free cash flow to shareholders and other uses of cash or our credit facility limits or other matters could preclude such repayments or share repurchases; we may be unable to expand our partner ecosystem as we expect; and our partners may not generate the revenue we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. About PTC (NASDAQ: PTC) PTC unleashes industrial innovation with award-winning, market-proven solutions that enable companies to differentiate their products and services, improve operational excellence, and increase workforce productivity. With PTC, and its partner ecosystem, manufacturers can capitalize on the promise of today’s new technology to drive digital transformation. PTC.com @PTC Blogs 9

    PTC Investor Relations Contacts Tim Fox Noelle Faris tifox@ptc.com nfaris@ptc.com   10